Investor Contact:	Tonya Chin
408-962-2573
tchin@shoretel.com

SHORETEL REPORTS FINANCIAL RESULTS FOR
THIRD QUARTER FISCAL YEAR 2009

Company Recognized as the World Leader in UC Desktop Solutions in the SMB Market

SUNNYVALE, Calif., May 7, 2009 – ShoreTel®, Inc., (NASDAQ: SHOR), a leading provider of Pure IP Unified Communications (UC) solutions, today announced financial results for the third quarter of fiscal year 2009, which ended March 31, 2009.

For the third quarter of fiscal year 2009, revenue was $31.2 million, a 1 percent decrease from the third quarter of fiscal year 2008. GAAP net loss was $(7.0) million, or $(0.16) per share, compared to a GAAP net loss of $(1.7) million, or $(0.04) per share, reported in the third quarter of fiscal year 2008. The GAAP net loss in the third quarter of fiscal year 2009 included $4.1 million for legal settlement costs, $1.8 million in stock-based compensation expenses, $0.5 million in restructuring charges and $0.3 million in contract cancellation charges. Excluding these charges and related tax adjustments, the non-GAAP net loss for the third quarter of fiscal year 2009 was $(0.8) million, or $(0.02) per share, compared to non-GAAP net income of $0.3 million, or $0.01 per diluted share, reported in the third quarter of fiscal year 2008.

GAAP gross margins for the third quarter of fiscal year 2009 were 63.8 percent, compared with 62.0 percent during the same quarter last year. GAAP gross margins in the third quarter of fiscal year 2009 included $158,000 in stock-based compensation expenses, compared to $183,000 in the third quarter of fiscal year 2008. Non-GAAP gross margins, which exclude stock-based compensation expenses, were 64.3 percent in the third quarter of fiscal year 2009, compared with 62.6 percent during the same quarter last year.

As of March 31, 2009, the company had $108.1 million in cash, cash equivalents and short-term investments.

“In spite of the worldwide recession and declining growth in our industry, ShoreTel continues to gain market share,” said John W. Combs, chief executive officer of ShoreTel.  “Our first-place market share ranking in UC desktop solutions for small and medium-sized businesses worldwide, exceptionally high win rate against our competitors, world-class customer satisfaction levels and growing distribution network all validate that ShoreTel is making the right strategic and operational moves to build the foundation for long-term success and increased shareholder value.”

Operational Highlights for the Third Quarter of Fiscal Year 2009

PRODUCTS

ShoreTel continued its history of innovation by releasing several new products and capabilities to the market.  In March, the company released ShoreTel 9, the newest version of its award-winning UC software. With expanded features for personalized communications, ShoreTel 9 enables mobile and desktop users to communicate more effectively—regardless of location—and increases individual productivity and customer satisfaction levels. New personalization features, including location-based services and individualized call-handling, let users create custom call-routing scenarios to ensure priority callers can always reach them. Additionally, ShoreTel 9 supports integration with Microsoft Office Communications Server (OCS) 2007.

Release 9 further extends ShoreTel’s distributed architecture advantage with a significant enhancement to the unique N+1 redundancy model.  Previously, customers were able to add a single switch at each location to provide complete redundancy at the site.  With this most recent update, customers can now add just one switch, anywhere in the network, and their entire system has full redundancy.  This can save customers with several locations a significant amount of investment while still offering them the highest levels of availability in the industry.

The company announced it has begun field trials of the ShoreTel plug-in for IBM Lotus Sametime.  The ShoreTel plug-in provides Lotus Sametime users with telephony presence, click-to-dial and call-by-name capabilities, telephony call control with a click, and integrated call stacks.

ShoreTel introduced a new family of ShoreGear® Voice Switches that further extends the company's unique single-image distributed architecture to voicemail and auto-attendant applications. By integrating support for these capabilities into its switches, ShoreTel can offer customers a solution that reduces both the cost and complexity of deploying a highly reliable and robust voicemail and auto-attendant system across multiple locations.

The company released ShoreWare® Contact Center 5, the latest version of its contact center application suite designed to help organizations dramatically improve customer service and sales workflows.  New features include increased capacity, hot-standby redundancy for disaster recovery, and new supervisory functions for managing agents and tracking customer service issues. Contact Center 5 fully supports integrated telephony services for web-based sales and customer service applications such as Salesforce.com.  These web services were released to the ShoreTel DEVNET developer program for building cross-platform telephony enabled applications.

CUSTOMERS

The company announced it had been selected to provide enterprise UC systems to several professional sports organizations teams during the quarter including the Verizon Center, home of the NBA Washington Wizards and NHL Washington Capitals, with a 1,500 user deployment, the San Francisco Giants and AT&T Park, and the Frisco Rough Riders, a double-A affiliate of the Texas Rangers.

OTHER ACCOMPLISHMENTS

In its Q4 2008 Collaborative Applications Market Shares report, Synergy Research Group reported that ShoreTel achieved the No.1 market-share position worldwide for small and midsize businesses using its UC desktop. ShoreTel was also ranked sixth in market share for UC desktop units in large enterprises worldwide.

ShoreTel was honored with the Best in Show award among all vendors at VoiceCon 2009 Orlando.  The award is solely based on votes collected from VoiceCon attendees. This marks the company’s third straight win of VoiceCon’s the Best in Show award.

In April, the company reached a settlement with Mitel in which ShoreTel and Mitel agreed to dismiss the lawsuits against each other, and entered into a cross-license of the patents at issue in the litigation.  Other terms of the settlement are confidential. ShoreTel has recorded the full obligation related to this settlement in its financial statements for the quarter ended March 31, 2009.

Business Outlook

The company is providing the following outlook for the quarter ending June 30, 2009:

•	Revenue is expected to be in the range of $29 to $34 million.

•
GAAP gross margins are expected to be in the range of 62 to 63 percent, including approximately $150,000 in stock-based compensation expenses. Non-GAAP gross margins are expected to be in the range of 63 to 64 percent.

•
GAAP operating expenses are expected to be in the range of $20.5 to $21.5 million, which includes approximately $1.5 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $19.0 to $20.0 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, litigation settlements, other special charges and related tax adjustments, in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for May 7, 2009

ShoreTel will host a corresponding conference call and live Webcast at 2:30 p.m. Pacific Daylight Time on May 7, 2009. To access the conference call, dial 877-584-6502 for the U.S. and Canada or 706-679-0430 for international callers and provide the operator with the conference identification number 93153957. The Webcast will be available live in the Investor Relations section of the company’s corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company’s announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Daylight Time on May 7, 2009 until 11:59 p.m. Eastern Daylight Time on May 14, 2009, by dialing 800-642-1687 or 706-645-9291 for callers outside the U.S. and Canada, and entering the conference identification number 93153957.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John W. Combs and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic downturn, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, our dependence on key suppliers and other supply and manufacturing risks, our ability to control costs, uncertainty as to market acceptance of new products and services, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2008 and its 10-Q for the quarter ended December 31, 2008.

About ShoreTel, Inc.
ShoreTel, Inc., (NASDAQ: SHOR) is a leading provider of Pure IP unified communications solutions. ShoreTel enables companies of any size to seamlessly integrate all communications-voice, video, messaging and data -with their business processes. Independent of device or location, ShoreTel's distributed software architecture eliminates the traditional costs, complexity and reliability issues typically associated with other solutions. ShoreTel continues to deliver the highest levels of customer satisfaction, ease of use and manageability while driving down the overall total cost of ownership. ShoreTel is headquartered in Sunnyvale, California, and has regional offices in Austin, Texas, the United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com or call 1-800-425-9385.
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(TABLES TO FOLLOW)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	March 31,	December 31,	June 30,
	2009	2008	2008

ASSETS
Current assets:
Cash and cash equivalents	$89,521	$87,901	$68,672
Short-term investments	18,627	21,847	34,139
Accounts receivable - net	19,264	23,265	21,909
Inventories	9,664	9,459	12,008
Prepaid expenses and other current assets	5,368	5,681	5,063
Total current assets	142,444	148,153	141,791
Property and equipment - net	3,458	3,590	3,649
Other assets	4,956	3,390	2,357
Total assets	$150,858	$155,133	$147,797

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,596	$4,957	$5,952
Accrued liabilities and other	5,162	4,860	4,420
Accrued employee compensation	5,644	7,560	5,547
Deferred revenue	14,709	16,541	13,879
Total current liabilities	31,111	33,918	29,798

Long-term liabilities:
Long-term deferred revenue	6,338	5,780	4,786
Other long-term liabilities	3,120	-	-
Total liabilities	40,569	39,698	34,584

Stockholders' equity:

Common stock	203,638	201,802	195,520
Deferred stock compensation	(76)	(97)	(142)
Accumulated deficit	(93,273)	(86,270)	(82,165)
Total stockholders' equity	110,289	115,435	113,213

Total liabilities and stockholders' equity	$150,858	$155,133	$147,797

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

Revenue:
Product	$24,691	$26,610	$83,801	$80,992
Support and services	6,546	4,879	18,631	13,033
Total revenues	31,237	31,489	102,432	94,025
Cost of revenue
Product (1)	8,623	9,322	28,720	27,450
Support and services (1)	2,682	2,649	8,516	6,988
Total cost of revenue	11,305	11,971	37,236	34,438
Gross profit	19,932	19,518	65,196	59,587
Gross profit %	63.8%	62.0%	63.6%	63.4%

Operating expenses:
Research and development (1,2)	7,476	7,064	23,630	19,528
Sales and marketing (1,2)	11,344	10,309	34,140	27,435
General and administrative (1,2)	5,210	4,909	15,145	13,110
Litigation Settlement	4,110	-	4,110	-
Total operating expenses	28,140	22,282	77,025	60,073
Loss from operations	(8,208)	(2,764)	(11,829)	(486)
Other income, net	149	951	567	3,351
Income (loss) before (provision for) benefit from income taxes	(8,059)	(1,813)	(11,262)	2,865
(Provision for) Benefit from income taxes	1,056	99	154	(185)
Net income (loss)	$(7,003)	$(1,714)	$(11,108)	$2,680

Net income (loss) per share available to common stockholders:
Basic	$(0.16)	$(0.04)	$(0.25)	$0.06
Diluted (3)	$(0.16)	$(0.04)	$(0.25)	$0.06

Shares used in computing net income (loss) per share available to common stockholders:
Basic	43,793	42,651	43,576	42,223
Diluted (3)	43,793	42,651	43,576	44,941

(1) Includes stock-based compensation as follows:
Cost of product revenue	$22	$19	$80	$44
Cost of support and services revenue	136	164	533	352
Research and development	521	602	2,042	1,348
Sales and marketing	613	690	2,409	1,713
General and administrative	528	690	1,672	1,486
	$1,820	$2,165	$6,736	$4,943

(2) Includes restructuring charge as follows:
Research and development	124	-	124	-
Sales and marketing	278	-	278	-
General and administrative	99	-	99	-
	$501	$-	$501	$-

(3)
Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities.  Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

GAAP gross profit	$19,932	$19,518	$65,196	$59,587
Stock-based compensation inlcuded in cost of revenue	158	183	613	396
Non-GAAP gross profit	$20,090	$19,701	$65,809	$59,983

GAAP gross profit %	63.8%	62.0%	63.6%	63.4%
Stock-based compensation	0.5%	0.6%	0.6%	0.4%
Non-GAAP gross profit %	64.3%	62.6%	64.2%	63.8%

Total GAAP operating expenses	$28,140	$22,282	$77,025	$60,073
Stock-based compensation included in operating expenses	(1,662)	(1,982)	(6,123)	(4,547)
Litigation settlement	(4,110)	-	(4,110)	-
Restructuring charge included in operating expenses	(501)	-	(501)	-
Cancellation of contractual obligation included in Sales and marketing	(273)	-	(273)	-
Total non-GAAP operating expenses	$21,594	$20,300	$66,018	$55,526

GAAP net income (loss) available to stockholders:	$(7,003)	$(1,714)	$(11,108)	$2,680
Adjustments for non-GAAP items	6,704	2,165	11,620	4,943
Tax effect of non-GAAP adjustments	(517)	(152)	(575)	(66)
Non-GAAP net income (loss) available to stockholders	$(816)	$299	$(63)	$7,557

GAAP diluted net income (loss) per share (a):	$(0.16)	$(0.04)	$(0.25)	$0.06
Adjustments for non-GAAP items	0.15	0.05	0.26	0.11
Tax effect of non-GAAP adjustments	(0.01)	0.00	(0.01)	0.00
Non-GAAP diluted net income (loss) per share (a):	$(0.02)	$0.01	$0.00	$0.17
Shares Used in Non-GAAP diluted per share calculation	43,793	44,496	43,576	44,941

(a)
Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities.  Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods of net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q4 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	June 30, 2009

	High	Low
GAAP gross profit %	63.0%	62.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	64.0%	63.0%

Total GAAP operating expenses	$21,500	$20,500
Adjustments for stock-based compensation	$(1,500)	$(1,500)
Total non-GAAP operating expenses	$20,000	$19,000